EXHIBIT 3(g)

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

TIBURON SYSTEMS, INC.

INTO

TEXAS INSTRUMENTS INCORPORATED

(Pursuant to Section 253 of the
General Corporation Law of the State of Delaware)

Texas Instruments Incorporated, a corporation organized and
existing under the laws of Delaware, does hereby certify:

FIRST: That this corporation is incorporated pursuant to the
General Corporation Law of the State of Delaware.

SECOND: That this corporation owns all of the outstanding
shares of the stock of Tiburon Systems, Inc., a California corporation.

THIRD: That this corporation, by the following resolutions of a duly authorized Special Committee of the Board of Directors, which
Special Committee was established by resolution of the whole board of directors, duly adopted at a meeting of such committee on the 2nd day of
November, 1995, determined to and did merge into itself said Tiburon
Systems, Inc.:

RESOLVED, that Texas Instruments Incorporated merge,
and it hereby does merge into itself Tiburon Systems, Inc. and assumes all its obligations; and

FURTHER RESOLVED, that the merger shall be effective
upon the date of filing the Certificate of Ownership and
Merger with the Secretary of State of Delaware; and

FURTHER RESOLVED, that the proper officers of Texas
Instruments Incorporated be and they are hereby directed to
make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Tiburon Systems, Inc.
and assume its obligations, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State and to do all acts and things whatsoever, whether within or
without the State of Delaware, which may be in anywise
necessary or proper to effect said merger; and

FURTHER RESOLVED, that the proper officers of Texas
Instruments Incorporated shall be, and each hereby is,
authorized, empowered and directed for and on behalf of Texas
Instruments Incorporated to do all things and to take all
actions necessary or desirable in such officer's discretion to carry out the full intent and purpose of the foregoing
resolutions.

FOURTH: Anything herein or elsewhere to the contrary
notwithstanding, this merger may be amended or terminated and abandoned by the Board of Directors of Texas Instruments Incorporated at any time prior to the date of filing of the Certificate of Ownership and Merger with the Secretary of State.

IN WITNESS WHEREOF, the undersigned has caused this
Certificate to be signed this 2nd day of November, 1995.

TEXAS INSTRUMENTS INCORPORATED

By: /s/ William B. Mitchell
-------------------------

Name: William B. Mitchell

Title: Vice Chairman